EXHIBIT A

No. W                               VOID AFTER ____________, 2002

                                    WARRANTS


                  COMMON STOCK PURCHASE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK
               THIS WARRANT IS TRANSFERRABLE IN NEW YORK, NEW YORK

                                POWERTRADER, INC.

                                                             CUSIP 738909 11 8

THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.01 par value, of PowerTrader, Inc., a Delaware corporation (the "Company"), at any time after the effective date of the Registration Statement on Form SB-2 (File no. 333-20121) or such earlier date as the Company may determine (the "Initial Warrant Exercise Date"), and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly completed and executed, at the corporate office of American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $3.50, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, dated _____________, 1997, by and between the Company and the Warrant Agent (the "Warrant Agreement"). In the event of a conflict between the terms and conditions hereof and the terms and conditions of the Warrant Agreement, the terms and conditions of the Warrant Agreement will control. Copies of the Warrant Agreement are on file at the corporate office of the Warrant Agent and are obtainable without charge from the Warrant Agent.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                  The term "Expiration Date" shall mean 5:00 p.m. (New York City time) on the earlier of: (i) the Business Day (as defined in the Warrant Agreement) immediately preceding the Redemption Date (as defined in the Warrant Agreement), or (ii) March _____, 2002, the date which is 60 months after the Initial Warrant Exercise Date. If each such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York City time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

                  The Warrants may be redeemed at the election of the Company upon 30 days' written notice to the holders, at a Redemption Price (as defined in the Warrant Agreement) equal to $.01 per Warrant, if the Market Price (as defined in the Warrant Agreement) of the Common Stock is at least $4.50 per share for at least 20 Business Days out of any period of 30 consecutive Business Days ending on the fifth Business Day prior to the date of notice of redemption.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate of Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of laws.

                  This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

POWERTRADER, INC.                             Dated: ______________, 1997


By:  /s/ Michael C. Withrow                   COUNTERSIGNED:
         President                            AMERICAN STOCK TRANSFER AND
                                              TRUST COMPANY
                          [SEAL]              as Warrant Agent

By: /s/ David C. Furlonger                    By:
        Secretary                                  Authorized Officer

                                SUBSCRIPTION FORM


                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants


                  The undersigned hereby irrevocably elects to exercise ________________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares be issued and delivered as follows:

issue to:_______________________________________________________________________
                                    (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                (SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)

delivered to:___________________________________________________________________
                                   (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

                  If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued in the name of, and delivered to the Registered Holder at the address stated below.

                  In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $________ by certified check or money order payable in United States currency to the order of the Company.

Dated:  ____________________          X____________________________________

                                      _____________________________________
                                      Address
                                      _____________________________________
                                      Social Security or Taxpayer
                                      Identification Number

                                      _____________________________________
                                      Signature Guaranteed

                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants




                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name of Assignee                 Address                    No. of Warrants








and does hereby irrevocably constitute and appoint

________________________________________________________  Attorney
to make such transfer of the books of Powertrader, Inc. maintained for that purpose, with full power of substitution in the premises.


Dated:______________                       X___________________________
                                            Signature Guaranteed



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.